Exhibit 8.1

BOSTON CONNECTICUT FLORIDA NEW JERSEY NEW YORK WASHINGTON, DC

                         November 6, 2018

Independent Bank Corp.

288 Union Street

Rockland, Massachusetts 02370

Dear Ladies and Gentlemen:

We have acted as counsel to Independent Bank Corp., a Massachusetts corporation (“Independent”) in connection with the proposed merger (the “Merger”) of Blue Hills Bancorp, Inc., a Maryland corporation (“BHB”), with and into Independent with Independent as the surviving corporation, pursuant to the Agreement and Plan of Merger, dated as of September 20, 2018, by and among Independent, Rockland Trust Company, a wholly owned subsidiary of Independent, BHB, and Blue Hills Bank, a wholly owned subsidiary of BHB (the “Merger Agreement”). At your request, and in connection with the filing of the Form S-4 (including the proxy statement/prospectus contained therein, as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion concerning certain United States federal income tax matters. All capitalized terms used herein, unless otherwise specified, have the meanings assigned thereto in the Merger Agreement.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Merger Agreement are true, complete and correct, and the Registration Statement is true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the factual statements and representations made by Independent and BHB in their respective officer’s certificates delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any such person or any similarly qualified statement or representation are and will be true, complete and correct without such qualification, and (v) Independent, BHB, and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. The opinion expressed herein is conditioned on the initial and continuing accuracy of the facts, information and representations contained in the aforesaid documents or otherwise referred to above.

Based upon and subject to the foregoing, we are of the opinion that (1) under currently applicable United States federal income tax law the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (2) the discussion, descriptions of law and legal conclusions set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” contained in the Registration Statement, insofar as they relate to matters of United States federal income tax law and subject to the qualifications, exceptions, assumptions and limitations contained herein and therein, constitute a fair and accurate summary under current law of the material United States federal income tax consequences of the Merger in all material respects.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable Laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Independent or BHB of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

/s/ DAY PITNEY LLP
DAY PITNEY LLP